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As filed with the Securities and Exchange Commission on March 1, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iVOW, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3184035 (I.R.S. Employer Identification No.)
2101 Faraday Avenue Carlsbad, CA 92008 (Address of Principal Executive Offices)
1997 STOCK OPTION/STOCK ISSUANCE PLAN (Full Title of the Plans)

John R. Lyon
Chief Executive Officer
iVOW, Inc.
2101 Faraday Avenue
Carlsbad, CA 92008
(Name and Address of Agent For Service)

(760) 603-9120
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
 Michael S. Kagnoff, Esq.
Jason M. Hannon, Esq.
Heller Ehrman White & McAuliffe LLP
4350 La Jolla Village Drive, Suite 700
San Diego, California 92122
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share (under 1997 Stock Option/Stock Issuance Plan)	1,500,000	$1.08	$1,620,000	$190.68

(1)
Represents shares registered pursuant to this registration statement that are available for issuance under the Registrant's 1997 Stock Option/Stock Issuance Plan (the "Plan"). Prior to this registration statement, a total of 1,092,500 shares issuable under the Registrant's 1997 Stock Option/Stock Issuance Plan have been registered under the Securities Act. This registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of common stock.

(2)
Estimated solely for purposes of this offering under Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of the registrant's common stock on February 24, 2005, as reported on the Nasdaq Small Cap Market

        Pursuant to General Instruction E of Form S-8, this registration statement relates to amendments to our 1997 Stock Option/Stock Issuance Plan (the "Plan") to increase the number of shares authorized to be issued thereunder. This registration statement is filed solely to register 1,500,000 additional shares under the Plan. Such increase was approved by our Board of Directors and stockholders. The contents of our Registration Statements on Form S-8 Nos. 333-30591, 333-85380, and 33-109478 are hereby incorporated by reference. Also pursuant to Instruction E of Form S-8, the filing fee is being paid only with respect to the 1,500,000 shares of common stock not previously registered.

PART II

Information Required In The Registration Statement

Item 8. Exhibits

5.1	Opinion and Consent of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Heller Ehrman White & McAuliffe LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.
99.1	1997 Stock Option/Stock Issuance Plan, as amended and filed herewith.
99.2
1997 Stock Option/Stock Issuance Plan Form of Notice of Grant (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
99.3
1997 Stock Option/Stock Issuance Plan Form of Stock Option Agreement (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
99.4
1997 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement (incorporated by reference to the Company's Form S-1/A registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
99.5
1997 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 1st day of March, 2005.

iVOW, INC.
By:	/s/ JOHN R. LYON John R. Lyon Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Lyon, Chief Executive Officer, and Howard Sampson, Chief Financial Officer, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN R. LYON John R. Lyon	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2005
/s/ HOWARD SAMPSON Howard Sampson	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2005
/s/ C. FRED TONEY C. Fred Toney	Director	February 28, 2005
Scott Pancoast	Director	February 28, 2005

James D. Durham	Director	February 28, 2005
/s/ GEORGE B. DEHUFF George B. DeHuff	Director	February 28, 2005
/s/ DR. MICHAEL OWENS Dr. Michael Owens	Director	February 28, 2005
/s/ JAMES HORNTHAL James Hornthal	Director	February 28, 2005

Index To Exhibits

Item No.	Description of Items
5.1	Opinion and Consent of Heller Ehrman White & McAuliffe LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Heller Ehrman White & McAuliffe LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the signature page of this registration statement on Form S-8.
99.1	1997 Stock Option/Stock Issuance Plan, as amended and filed herewith.
99.2
1997 Stock Option/Stock Issuance Plan Form of Notice of Grant (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
99.3
1997 Stock Option/Stock Issuance Plan Form of Stock Option Agreement (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on March 7, 1997, and incorporated herein by reference).
99.4
1997 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement (incorporated by reference to the Company's Form S-1/A registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).
99.5
1997 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (incorporated by reference to the Company's Form S-1 registration statement no. 333-22985 filed with the SEC on May 6, 1997, and incorporated herein by reference).

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PART II Information Required In The Registration Statement
  Item 8. Exhibits
SIGNATURES
Index To Exhibits